Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-236193), and
(2)	Registration Statement (Form S-8 No. 333-228045;

of our report dated March 19, 2020, with respect to the consolidated financial statements of Osmotica Pharmaceuticals plc included in this Annual Report (Form 10-K) of Osmotica Pharmaceuticals plc for the year ended December 31, 2019.

/s/Ernst & Young LLP

Iselin, New Jersey

March 19, 2020